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                                                                   EXHIBIT 13(B)

                               Consent of Counsel

I hereby consent to the use of my name in the disclosure statement included as part of this Amendment to this Registration Statement and to the reference made to me under the caption "Legal Opinion" in such disclosure statement.

                                  SUSAN N. ROTH

Chattanooga, Tennessee
May 1, 2002